As filed with the Securities and Exchange Commission on October 4, 2002
                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
                              -------------------


                         FORM S-8 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------


                           VERMONT PURE HOLDINGS, LTD.
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)


                                   03-0366218
                      (I.R.S. Employer Identification No.)

          Route 66, Catamount Industrial Park, Randolph, Vermont 05060
               (Address of Principal Executive Offices) (Zip Code)

            Robert Getchell 1997 Non-Incentive Stock Option Agreement
           Beat Schlagenhauf 1997 Non-Incentive Stock Option Agreement
            Norman Rickard 1997 Non-Incentive Stock Option Agreement
             David Preston 1997 Non-Incentive Stock Option Agreement
             Richard Worth 1997 Non-Incentive Stock Option Agreement
            Robert Getchell 1996 Non-Incentive Stock Option Agreement
           Beat Schlagenhauf 1996 Non-Incentive Stock Option Agreement
            Norman Rickard 1996 Non-Incentive Stock Option Agreement
             David Preston 1996 Non-Incentive Stock Option Agreement
             Richard Worth 1996 Non-Incentive Stock Option Agreement

                            (Full Title of the Plan)

                                Timothy G. Fallon
                      Chairman and Chief Executive Officer
                           Vermont Pure Holdings, LTD.
                       Route 66, Catamount Industrial Park
                             Randolph, Vermont 05060
                     (Name and Address of Agent for Service)
                                 (802) 728-3600
          (Telephone Number, Including Area Code, of Agent For Service)

                              -------------------


                                   Copies to:
                             Dean F. Hanley, Esquire
                                 Foley Hoag LLP
                              155 Seaport Boulevard
                           Boston, Massachusetts 02210
                                 (617) 832-1000

                              -------------------


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                                 Proposed          Proposed
                                              Amount             Maximum            Maximum
        Title of Each Class of                 to be          Offering Price       Aggregate          Amount of
     Securities to be Registered            Registered          Per Share       Offering Price    Registration Fee
--------------------------------------------------------------------------------------------------------------------
    Common Stock, $.001 par value        22,000 shares (1)        $2.50             $55,000           $5.06 (2)
--------------------------------------------------------------------------------------------------------------------
    Common Stock, $.001 par value        22,000 shares (3)        $2.50             $55,000           $5.06 (2)
--------------------------------------------------------------------------------------------------------------------
    Common Stock, $.001 par value        22,000 shares (4)        $2.50             $55,000           $5.06 (2)
--------------------------------------------------------------------------------------------------------------------
    Common Stock, $.001 par value        26,000 shares (5)        $2.50             $65,000           $5.98 (2)
--------------------------------------------------------------------------------------------------------------------
    Common Stock, $.001 par value        22,000 shares (6)        $2.50             $55,000           $5.06 (2)
--------------------------------------------------------------------------------------------------------------------
    Common Stock, $.001 par value        30,000 shares (7)        $2.50             $75,000           $6.90 (2)
--------------------------------------------------------------------------------------------------------------------
    Common Stock, $.001 par value        30,000 shares (8)        $2.50             $75,000           $6.90 (2)
--------------------------------------------------------------------------------------------------------------------
    Common Stock, $.001 par value        30,000 shares (9)        $2.50             $75,000           $6.90 (2)
--------------------------------------------------------------------------------------------------------------------
    Common Stock, $.001 par value       30,000 shares (10)        $2.50             $75,000           $6.90 (2)
--------------------------------------------------------------------------------------------------------------------
    Common Stock, $.001 par value       30,000 shares (11)        $2.50             $75,000           $6.90 (2)
--------------------------------------------------------------------------------------------------------------------


(1)      Represents shares of Common Stock issuable upon exercise of stock options granted pursuant to the Robert Getchell 1997 Non-Incentive Stock Option Agreement as of October 4, 2002.
(2)      In accordance with Rule 457(h) under the Securities Act of
         1933, the calculation is based on the exercise price of the stock option.
(3)      Represents shares of Common Stock issuable upon exercise of the stock option granted pursuant to the Beat Schlagenhauf 1997 Non-Incentive Stock Option Agreement as of October 4, 2002.
(4)      Represents shares of Common Stock issuable upon exercise of the stock option granted pursuant to the Norman Rickard 1997 Non-Incentive Stock Option Agreement as of October 4, 2002.
(5)      Represents shares of Common Stock issuable upon exercise of the stock option granted pursuant to the David Preston 1997 Non-Incentive Stock Option Agreement as of October 4, 2002.
(6)      Represents shares of Common Stock issuable upon exercise of the stock option granted pursuant to the Richard Worth 1997 Non-Incentive Stock Option Agreement as of October 4, 2002.
(7)      Represents shares of Common Stock issuable upon exercise of the stock option granted pursuant to the Robert Getchell 1996 Non-Incentive Stock Option Agreement as of October 4, 2002.
(8)      Represents shares of Common Stock issuable upon exercise of the stock option granted pursuant to the Beat Schlagenhauf 1996 Non-Incentive Stock Option Agreement as of October 4, 2002.
(9)      Represents shares of Common Stock issuable upon exercise of the stock option granted pursuant to the Norman Rickard 1996 Non-Incentive Stock Option Agreement as of October 4, 2002.
(10)     Represents shares of Common Stock issuable upon exercise of the stock option granted pursuant to the David Preston 1996 Non-Incentive Stock Option Agreement as of October 4, 2002.
(11)     Represents shares of Common Stock issuable upon exercise of the stock option granted pursuant to the Richard Worth 1996 Non-Incentive Stock Option Agreement as of October 4, 2002.
================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference.

         Vermont Pure Holdings, Ltd. (the "Company") hereby incorporates by reference the following documents previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

      (1) the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2001;

      (2) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2002, April 30, 2002 and July 31, 2002;

      (3) the Company's definitive Proxy Statement dated February 28, 2002, used in connection with its Annual Meeting of Stockholders held on April 9, 2002;

      (4) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed by the Company with the Commission on July 9, 1992, as amended March 14, 1995 and May 14, 1999, and as further amended under cover of Form 8-K filed by the Company with the Commission on October 19, 2000, all under Section 12 of the Exchange Act, including any amendment or description filed for the purpose of updating such description; and

      (5) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified and superseded for purposes of this Registration Statement to the extent that a statement contained herein or in a document incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

      Not applicable.

Item 5.     Interests of Named Experts and Counsel.

      Not applicable.

Item 6.     Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Article 9 of the Company's Certificate of Incorporation provides for indemnification of the Company's officers, directors, employees and agents to the full extent permitted by the Delaware General Corporation Law.

         Section 102(b)(7) of the Delaware Corporation Law gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that such provision may not eliminate or limit the liability of directors for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware Corporation Law or
(iv) any transaction from which the director derived an improper personal benefit. Article 8 of the Company's Certificate of Incorporation includes language substantially the same as that of Section 102(b)(7) of the Delaware General Corporation Law.

         Section 145 of the Delaware General Corporation Law also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Company provides liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

Item 7.     Exemption from Registration Claimed.

      Not applicable.

Item 8.     Exhibits.

----------------- ---------------------------------------------------------------------------------------------------
Exhibit No.       Description
----------------- ---------------------------------------------------------------------------------------------------
4.1 (1)           Specimen certificate for the Common Stock
----------------- ----------------------------------------------------------------------------------------------------
5.1               Opinion of Foley Hoag LLP
----------------- ----------------------------------------------------------------------------------------------------
10.1              Non-Incentive Stock Option Agreement dated as
                  of January 13, 1995 between the Company and Robert Getchell.
                  (Incorporated by reference to Exhibit 10.7 from Registration
                  Statement on Form S-8, No.
                  33- 95908.)
----------------- ----------------------------------------------------------------------------------------------------
10.3              Amendment to Non-Incentive Stock Option Agreement dated as of September 12, 1997 between the
                  Company and Robert Getchell.
----------------- ----------------------------------------------------------------------------------------------------
10.4              Non-Incentive Stock Option Agreement dated as of September 1, 1994 between the Company and Beat
                  Schlangenhauf. (Incorporated by reference to Exhibit 10.6 from Registration Statement on Form S-8,
                  No. 33- 95908.)
----------------- ----------------------------------------------------------------------------------------------------
10.5              Amendment to Non-Incentive Stock Option Agreement dated as of September 12, 1997 between the
                  Company and Beat Schlangenhauf.
----------------- ----------------------------------------------------------------------------------------------------
10.6              Non-Incentive Stock Option Agreement dated as of May 15, 1995 between the Company and Norman
                  Rickard. (Incorporated by reference to Exhibit 10.8 from Registration Statement on Form S-8, No.
                  33- 95908).
----------------- ----------------------------------------------------------------------------------------------------
10.7              Amendment to Non-Incentive Stock Option Agreement dated as of September 12, 1997 between the
                  Company and Norman Rickard.
----------------- ----------------------------------------------------------------------------------------------------
10.8              Non-Incentive Stock Option Agreement dated as of December 6, 1995 between the Company and David
                  Preston.
----------------- ----------------------------------------------------------------------------------------------------
10.9              Amendment to Non-Incentive Stock Option Agreement dated as of September 12, 1997 between the
                  Company and David Preston.
----------------- ----------------------------------------------------------------------------------------------------
10.10             Non-Incentive Stock Option Agreement dated as of September 1, 1994 between the Company and Richard
                  Worth. (Incorporated by reference to Exhibit 10.5 from Registration Statement on Form S-8, No. 33-
                  95908.)
----------------- ----------------------------------------------------------------------------------------------------
10.11             Amendment to Non-Incentive Stock Option Agreement dated as of September 12, 1997 between the
                  Company and Richard Worth.
----------------- ----------------------------------------------------------------------------------------------------
10.12             Non-Incentive Stock Option Agreement dated as of July 24, 1996 between the Company and Robert
                  Getchell.
----------------- ----------------------------------------------------------------------------------------------------
10.13             Non-Incentive Stock Option Agreement dated as of July 24, 1996 between the Company and Beat
                  Schlangenhauf.
----------------- ----------------------------------------------------------------------------------------------------
10.14             Non-Incentive Stock Option Agreement dated as of July 24, 1996 between the Company and Norman
                  Rickard.
                                       4

----------------- ----------------------------------------------------------------------------------------------------
10.15             Non-Incentive Stock Option Agreement dated as of July 24, 1996 between the Company and David
                  Preston.
----------------- ----------------------------------------------------------------------------------------------------
10.16             Non-Incentive Stock Option Agreement dated as of July 24, 1996 between the Company and Richard
                  Worth.
----------------- ----------------------------------------------------------------------------------------------------
23.1              Consent of Grassi & Co. CPAs, P.C.
----------------- ----------------------------------------------------------------------------------------------------
23.2              Consent of Foley Hoag LLP (included in Exhibit 5.1)
----------------- ----------------------------------------------------------------------------------------------------
24.1              Power of Attorney (included on the signature page)
----------------- ----------------------------------------------------------------------------------------------------
---------------

(1) Filed as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1 (file number 33-72940), as declared effective by the Commission on February 24, 1994 and incorporated herein by reference.

Item 9.  Undertakings.

         1.       The undersigned hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or
                  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 1 (a)(1)(i) and 1(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.
                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 20th day of August, 2002.

                                                     Vermont Pure Holdings, Ltd.

                                          By:     /s/ Timothy G. Fallon
                                                      -----------------------
                                                      Timothy G. Fallon, Chief
                                                      Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Timothy Fallon, Peter Baker and Bruce MacDonald, and each of them, as his true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                          Title                               Date

        /s/ Timothy G. Fallon              Chief Executive Officer and                              August 20, 2002
--------------------------------------
          Timothy G. Fallon                Chairman of the Board of Directors
                                             (Principal Executive Officer)

       /s/ Bruce S. MacDonald              Vice President, Chief Financial Officer and              August 20, 2002
--------------------------------------
          Bruce S. MacDonald                 Treasurer(Principal Financial and
                                             Accounting Officer)

         /s/ Henry E. Baker                Director and Chairman Emeritus                           August 20, 2002
--------------------------------------
           Henry E. Baker

         /s/ Peter K. Baker                Director and President                                   August 20, 2002
--------------------------------------
            Peter K. Baker

        /s/ Philip Davidowitz              Director                                                 August 20, 2002
--------------------------------------
          Philip Davidowitz

        /s/ David R. Preston               Director                                                 August 20, 2002
--------------------------------------
          David R. Preston

        /s/ Norman E. Rickard              Director                                                 August 20, 2002
--------------------------------------
          Norman E. Rickard

        /s/ Ross. S. Rapaport              Director                                                 August 20, 2002
--------------------------------------
          Ross. S. Rapaport

                                       7


        /s/ Beat Schlagenhauf              Director                                                 August 20, 2002
--------------------------------------
          Beat Schlagenhauf

       /s/ Robert C. Getchell              Director                                                 August 20, 2002
--------------------------------------
         Robert C. Getchell

         /s/ Carol R. Lintz                Director                                                 August 20, 2002
--------------------------------------
           Carol R. Lintz


                                  EXHIBIT INDEX

----------------- ----------------------------------------------------------------------------------------------------
Exhibit No.       Description
----------------- ----------------------------------------------------------------------------------------------------
4.1 (1)           Specimen certificate for the Common Stock
----------------- ----------------------------------------------------------------------------------------------------
5.1               Opinion of Foley Hoag LLP
----------------- ----------------------------------------------------------------------------------------------------
10.1              Non-Incentive Stock Option Agreement dated as
                  of January 13, 1995 between the Company and Robert Getchell.
                  (Incorporated by reference to Exhibit 10.7 from Registration
                  Statement on Form S-8, No.
                  33- 95908.)
----------------- ----------------------------------------------------------------------------------------------------
10.3              Amendment to Non-Incentive Stock Option Agreement dated as of
                  September 12, 1997 between the  Company and Robert Getchell.
----------------- ----------------------------------------------------------------------------------------------------
10.4              Non-Incentive Stock Option Agreement dated as of September 1, 1994 between the Company and Beat
                  Schlangenhauf. (Incorporated by reference to Exhibit 10.6 from Registration Statement on Form S-8,
                  No. 33- 95908.)
----------------- ----------------------------------------------------------------------------------------------------
10.5              Amendment to Non-Incentive Stock Option Agreement dated as of September 12, 1997 between the
                  Company and Beat Schlangenhauf.
----------------- ----------------------------------------------------------------------------------------------------
10.6              Non-Incentive Stock Option Agreement dated as
                  of May 15, 1995 between the Company and Norman Rickard.
                  (Incorporated by reference to Exhibit 10.8 from Registration
                  Statement on Form S-8, No.
                  33- 95908.)
----------------- ----------------------------------------------------------------------------------------------------
10.7              Amendment to Non-Incentive Stock Option Agreement dated as of September 12, 1997 between the
                  Company and Norman Rickard.
----------------- ----------------------------------------------------------------------------------------------------
10.8              Non-Incentive Stock Option Agreement dated as of December 6, 1995 between the Company and David
                  Preston.
----------------- ----------------------------------------------------------------------------------------------------
10.9              Amendment to Non-Incentive Stock Option Agreement dated as of September 12, 1997 between the
                  Company and David Preston.
----------------- ----------------------------------------------------------------------------------------------------
10.10             Non-Incentive Stock Option Agreement dated as of September 1, 1994 between the Company and Richard
                  Worth. (Incorporated by reference to Exhibit 10.5 from Registration Statement on Form S-8, No. 33-
                  95908.)
----------------- ----------------------------------------------------------------------------------------------------
10.11             Amendment to Non-Incentive Stock Option Agreement dated as of September 12, 1997 between the
                  Company and Richard Worth.
----------------- ----------------------------------------------------------------------------------------------------
10.12             Non-Incentive Stock Option Agreement dated as of July 24, 1996 between the Company and Robert
                  Getchell.
----------------- ----------------------------------------------------------------------------------------------------
10.13             Non-Incentive Stock Option Agreement dated as of July 24, 1996 between the Company and Beat
                  Schlangenhauf.
----------------- ----------------------------------------------------------------------------------------------------
10.14             Non-Incentive Stock Option Agreement dated as of July 24, 1996 between the Company and Norman
                  Rickard.
----------------- ----------------------------------------------------------------------------------------------------
10.15             Non-Incentive Stock Option Agreement dated as of July 24, 1996 between the Company and David
                  Preston.
----------------- ----------------------------------------------------------------------------------------------------
10.16             Non-Incentive Stock Option Agreement dated as of July 24, 1996 between the Company and Richard
                  Worth.
----------------- ----------------------------------------------------------------------------------------------------
23.1              Consent of Grassi & Co. CPAs, P.C.
----------------- ----------------------------------------------------------------------------------------------------
23.2              Consent of Foley Hoag LLP (included in Exhibit 5.1)
----------------- ----------------------------------------------------------------------------------------------------
24.1              Power of Attorney (included on the signature page)
----------------- ----------------------------------------------------------------------------------------------------
---------------
(1) Filed as an exhibit to Amendment No. 1 to the Company's Registration
Statement on Form S-1 (file number 33-72940), as declared effective by the
Commission on February 24, 1994 and incorporated herein by reference.

                                   EXHIBIT 5.1

                                 Foley Hoag LLP
                              155 Seaport Boulevard
                           Boston, Massachusetts 02210
                                  617-832-1000

                                 October 4, 2002

Vermont Pure Holdings, Ltd.
P.O. Box C
Route 66, Catamount Industrial Park
Randolph, VT 05060

Ladies and Gentlemen:

         We are familiar with the Registration Statement on Form S-8 (the "S-8 Registration Statement") filed concurrently with the Securities and Exchange Commission by Vermont Pure Holdings, Ltd., a Delaware Corporation (the "Company"), relating to 264,000 shares of the Company's common stock, $.001 par value per share (the "Common Stock") issuable pursuant to the following stock option plans: (i) Robert Getchell 1997 Non-Incentive Stock Option Agreement;
(ii) Beat Schlagenhauf 1997 Non-Incentive Stock Option Agreement (iii) Norman Rickard 1997 Non-Incentive Stock Option Agreement; (iv) David Preston 1997 Non-Incentive Stock Option Agreement; (v) Richard Worth 1997 Non-Incentive Stock Option Agreement; (vi) Robert Getchell 1996 Non-Incentive Stock Option Agreement; (vii) Beat Schlagenhauf 1996 Non-Incentive Stock Option Agreement;
(viii) Norman Rickard 1996 Non-Incentive Stock Option Agreement; (ix) David Preston 1996 Non-Incentive Stock Option Agreement; and (x) Richard Worth 1996 Non-Incentive Stock Option Agreement (collectively, the "Plans").

         We are familiar with the Company's Certificate of Incorporation and Bylaws and such records of meetings and consents of its stockholders, Board of Directors and committees thereof as we deemed necessary or appropriate for purposes of rendering this opinion. We have examined such other records and documents as we deemed necessary or appropriate for purposes of rendering this opinion.

         Based upon the foregoing, we are of the opinion that:

         With respect to the Common Stock, (a) the Company has corporate power adequate for the issuance of such Common Stock to be issued pursuant to the Plans, (b) the Company has taken all necessary corporate action required to authorize the issuance and sale of such Common Stock, and (c) when certificates for such Common Stock have been duly executed and countersigned, and delivered against due receipt of the exercise price for such Common Stock as described in the Plans, such Common Stock will be validly and legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as part of the S-8 Registration Statement.

                                                    Very truly yours,

                                                    FOLEY HOAG LLP



                                                    By: /s/ Dean Hanley
                                                        ------------------------
                                                            A Partner

                                  EXHIBIT 10.3

                           VERMONT PURE HOLDINGS, LTD.
                                   P.O. Box C
                             Randolph, Vermont 05060
                                  802-728-3600
                                Fax: 802-728-4614

                                                     As of September 12, 1997
Dear Option Holder:

         On September 12, 1997, the Board of Directors of Vermont Pure Holdings, Ltd. ("the Company") voted to grant you one or more new options (each, a "New Option") to purchase shares of the Company's common stock, $.001 par value per share (the "Common Stock"), at an exercise price of $2.50 per share, the fair market value of the Common Stock on the date of grant, in exchange for the surrender of one or more of your existing options (each, an "Old Option"). Each New Option is for at least as many shares as were covered by the corresponding Old Option; most New Options are for more shares, as described below. The purpose for this transaction was to ensure that a significant number of five-year options expiring in 1999 and 2000 are effectively extended for five additional years.

         Eligible option holders are those officers, directors and employees of the Company who hold stock options expiring before January 1, 2001. Only options expiring before that time are covered. The number of New Options was determined as follows: Subtract your Old Option exercise price per share from $2.50. If the answer is zero or less than zero (in other words, your Old Option exercise price is equal to or greater than $2.50 per share), your New Option will be for the same number of shares as your Old Option. If the answer is greater than zero (your Old Option exercise price per share is less than $2.50), multiply the number of shares subject to the Old Option by the difference in price, divide that amount by $2.50, and add the resulting number of shares to the number of shares previously covered by the Old Option. Information about your Old Options is at the end of this letter.

         If your Old Option was granted under a stock option plan of the Company, your New Option is likewise granted under a plan. If and to the extent that you are eligible under the tax laws for an incentive stock option (available only to employees), your New Option is structured as an incentive stock option. If your Old Option was a non-plan option, your New Option is likewise a non-plan option. You will be immediately vested under the New Option in the same percentage of shares as you were vested under the Old Option; the remaining shares, if any, will continue to vest under the same vesting schedule as in the Old Option. Except for the extended term, the option price and, in most cases, the number of shares, the other terms of the New Option are identical to the terms of your surrendered Old Option.

         Information about your options is set forth below. By signing the enclosed extra copy of this letter and returning it to Bruce MacDonald at the Company's offices in Randolph, you are terminating your Old Option(s) listed below. Your New Option(s) will be sent to you after we have received your letter. The deadline for receiving your letter is October 31, 1997. If you do not return your letter to us by then, your New Option(s) will be null and void.

         If you have any questions, feel free to contact me or Bruce MacDonald.

                                                      Very truly yours,

                                                      VERMONT PURE SPRINGS, LTD.
                                                      By:  Timothy G. Fallon
                                                           ---------------------
                                                           President

                         ATTACHMENT A - OPTION SCHEDULE

                              Name of Option Holder

                                 Robert Getchell


    Number of Shares, Exercise Price and Expiration Date under OLD Option(s)
    ------------------------------------------------------------------------

                  20,000 shares\$2.25 per share\13 January 2000


                                Plan or Non-Plan

                                    Non-Plan


 Number of Shares (at the new Exercise Price of $2.50 per Share) and Expiration
                            Date of NEW Option(s)


                  22,000 shares\$2.50 per share\13 January 2005




                                    Signature

         In consideration for the New Option(s) described above and in the letter from Vermont Pure Holdings, Ltd. to me dated as of September 12, 1997 that accompanies this Option Schedule, I hereby agree that my Old Option(s) described above are terminated as of September 12, 1997 and that I have no further rights pursuant to the Old Option(s).



                              Signature:/s/ Robert Getchell
                              Name: Robert Getchell

                                  EXHIBIT 10.5

                           VERMONT PURE HOLDINGS, LTD.
                                   P.O. Box C
                             Randolph, Vermont 05060
                                  802-728-3600
                                Fax: 802-728-4614

                                                     As of September 12, 1997
Dear Option Holder:

         On September 12, 1997, the Board of Directors of Vermont Pure Holdings, Ltd. ("the Company") voted to grant you one or more new options (each, a "New Option") to purchase shares of the Company's common stock, $.001 par value per share (the "Common Stock"), at an exercise price of $2.50 per share, the fair market value of the Common Stock on the date of grant, in exchange for the surrender of one or more of your existing options (each, an "Old Option"). Each New Option is for at least as many shares as were covered by the corresponding Old Option; most New Options are for more shares, as described below. The purpose for this transaction was to ensure that a significant number of five-year options expiring in 1999 and 2000 are effectively extended for five additional years.

         Eligible option holders are those officers, directors and employees of the Company who hold stock options expiring before January 1, 2001. Only options expiring before that time are covered. The number of New Options was determined as follows: Subtract your Old Option exercise price per share from $2.50. If the answer is zero or less than zero (in other words, your Old Option exercise price is equal to or greater than $2.50 per share), your New Option will be for the same number of shares as your Old Option. If the answer is greater than zero (your Old Option exercise price per share is less than $2.50), multiply the number of shares subject to the Old Option by the difference in price, divide that amount by $2.50, and add the resulting number of shares to the number of shares previously covered by the Old Option. Information about your Old Options is at the end of this letter.

         If your Old Option was granted under a stock option plan of the Company, your New Option is likewise granted under a plan. If and to the extent that you are eligible under the tax laws for an incentive stock option (available only to employees), your New Option is structured as an incentive stock option. If your Old Option was a non-plan option, your New Option is likewise a non-plan option. You will be immediately vested under the New Option in the same percentage of shares as you were vested under the Old Option; the remaining shares, if any, will continue to vest under the same vesting schedule as in the Old Option. Except for the extended term, the option price and, in most cases, the number of shares, the other terms of the New Option are identical to the terms of your surrendered Old Option.

         Information about your options is set forth below. By signing the enclosed extra copy of this letter and returning it to Bruce MacDonald at the Company's offices in Randolph, you are terminating your Old Option(s) listed below. Your New Option(s) will be sent to you after we have received your letter. The deadline for receiving your letter is October 31, 1997. If you do not return your letter to us by then, your New Option(s) will be null and void.

         If you have any questions, feel free to contact me or Bruce MacDonald.

                                                      Very truly yours,

                                                      VERMONT PURE SPRINGS, LTD.
                                                      By:  Timothy G. Fallon
                                                              President

                         ATTACHMENT A - OPTION SCHEDULE

                              Name of Option Holder

                                Beat Schlagenhauf


    Number of Shares, Exercise Price and Expiration Date under OLD Option(s)
    ------------------------------------------------------------------------

                 20,000 shares\$2.25 per share\1 September 1999


                                Plan or Non-Plan

                                    Non-Plan


 Number of Shares (at the new Exercise Price of $2.50 per Share) and Expiration
                             Date of NEW Option(s)


                 22,000 shares\$2.50 per share\1 September 2004




                                    Signature

         In consideration for the New Option(s) described above and in the letter from Vermont Pure Holdings, Ltd. to me dated as of September 12, 1997 that accompanies this Option Schedule, I hereby agree that my Old Option(s) described above are terminated as of September 12, 1997 and that I have no further rights pursuant to the Old Option(s).



                         Signature:/s/ Beat Schlagenhauf
                             Name: Beat Schlagenhauf

                                  EXHIBIT 10.7

                           VERMONT PURE HOLDINGS, LTD.
                                   P.O. Box C
                             Randolph, Vermont 05060
                                  802-728-3600
                                Fax: 802-728-4614

                                                     As of September 12, 1997
Dear Option Holder:

         On September 12, 1997, the Board of Directors of Vermont Pure Holdings, Ltd. ("the Company") voted to grant you one or more new options (each, a "New Option") to purchase shares of the Company's common stock, $.001 par value per share (the "Common Stock"), at an exercise price of $2.50 per share, the fair market value of the Common Stock on the date of grant, in exchange for the surrender of one or more of your existing options (each, an "Old Option"). Each New Option is for at least as many shares as were covered by the corresponding Old Option; most New Options are for more shares, as described below. The purpose for this transaction was to ensure that a significant number of five-year options expiring in 1999 and 2000 are effectively extended for five additional years.

         Eligible option holders are those officers, directors and employees of the Company who hold stock options expiring before January 1, 2001. Only options expiring before that time are covered. The number of New Options was determined as follows: Subtract your Old Option exercise price per share from $2.50. If the answer is zero or less than zero (in other words, your Old Option exercise price is equal to or greater than $2.50 per share), your New Option will be for the same number of shares as your Old Option. If the answer is greater than zero (your Old Option exercise price per share is less than $2.50), multiply the number of shares subject to the Old Option by the difference in price, divide that amount by $2.50, and add the resulting number of shares to the number of shares previously covered by the Old Option. Information about your Old Options is at the end of this letter.

         If your Old Option was granted under a stock option plan of the Company, your New Option is likewise granted under a plan. If and to the extent that you are eligible under the tax laws for an incentive stock option (available only to employees), your New Option is structured as an incentive stock option. If your Old Option was a non-plan option, your New Option is likewise a non-plan option. You will be immediately vested under the New Option in the same percentage of shares as you were vested under the Old Option; the remaining shares, if any, will continue to vest under the same vesting schedule as in the Old Option. Except for the extended term, the option price and, in most cases, the number of shares, the other terms of the New Option are identical to the terms of your surrendered Old Option.

         Information about your options is set forth below. By signing the enclosed extra copy of this letter and returning it to Bruce MacDonald at the Company's offices in Randolph, you are terminating your Old Option(s) listed below. Your New Option(s) will be sent to you after we have received your letter. The deadline for receiving your letter is October 31, 1997. If you do not return your letter to us by then, your New Option(s) will be null and void.

         If you have any questions, feel free to contact me or Bruce MacDonald.

                                                      Very truly yours,

                                                      VERMONT PURE SPRINGS, LTD.
                                                      By:  Timothy G. Fallon
                                                            President

                         ATTACHMENT A - OPTION SCHEDULE

                              Name of Option Holder

                                 Norman Rickard


    Number of Shares, Exercise Price and Expiration Date under OLD Option(s)
    ------------------------------------------------------------------------

                    20,000 shares\$2.25 per share\12 May 2000


                                Plan or Non-Plan

                                    Non-Plan


 Number of Shares (at the new Exercise Price of $2.50 per Share) and Expiration

                             Date of NEW Option(s)


                    22,000 shares\$2.50 per share\12 May 2005




                                    Signature

         In consideration for the New Option(s) described above and in the letter from Vermont Pure Holdings, Ltd. to me dated as of September 12, 1997 that accompanies this Option Schedule, I hereby agree that my Old Option(s) described above are terminated as of September 12, 1997 and that I have no further rights pursuant to the Old Option(s).



                          Signature:/s/ Norman Rickard
                              Name: Norman Rickard

                                  EXHIBIT 10.8

                      NON-INCENTIVE STOCK OPTION AGREEMENT

     AGREEMENT made as of December 6, 1995 by and between VERMONT PURE HOLDINGS,
LTD.,  a  Delaware   corporation  (the   "Company"),   and  DAVID  PRESTON  (the
"Director").

     WHEREAS, on December 6, 1995, the Board of Directors of the Company (the "Board") authorized the grant to the Director of an option (the "Option") to purchase an aggregate of 20,000 shares of the authorized but unissued Common Stock of the Company, $.001 par value (the "Common Stock"), conditioned upon the Director's acceptance thereof upon the terms and conditions set forth in this Agreement; and

     WHEREAS, the Director desires to acquire the Option on the terms and conditions set forth in this Agreement;

     IT IS AGREED:

     1. Grant of Stock Option. The Company hereby grants the Director the Option to purchase all or any part of an aggregate of 20,000 shares of Common Stock (the "Option Shares") on the terms and conditions set forth herein.

     2. Non-Incentive Stock Option. The Option represented hereby is not intended to be an Option which qualifies as an "Incentive Stock Option" under
Section 422 of the Internal Revenue Code of 1986, as amended.

     3. Exercise Price. The exercise price of the option shall be $1.75 per share, subject to adjustment as hereinafter provided.

     4. Exercisability. This Option is exercisable as of the December 6, 1996 and shall remain exercisable, except as otherwise provided herein, until the close of business December 6, 2000 (the "Exercise Period").

     5. Effect of Death of Director. Upon the death of the Director, the vested portion of the Option as of the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Director under the will of the Director, for a period of one year from the date of such death or until the expiration of the Exercise Period, whichever period is shorter.

     6. [Intentionally Omitted]

     7. Adjustments. If and to the extent that the number of issued shares of Common Stock shall be increased or reduced by recapitalization, reclassification, split-up, stock dividend, combination of shares, or any similar change in the Common Stock of the Company, the Company shall proportionally adjust the number and kind of Option Shares and the exercise price of the Option, to such extent and in such manner as shall as closely as possible maintain Optionee's proportionate interest in the Company and his rights hereunder; provided, however, that upon the dissolution or liquidation of the Company, or upon any merger, consolidation or other form of reorganization, or upon the sale of all or substantially all of the Company's assets, the Option may be terminated by the Company or its successor and be of no further effect.

     8. Method of Exercise.

     8.1. Notice to the Company. The Option shall be exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice.

     8.2. Delivery of Option Shares. The Company shall deliver a certificate for the Option Shares to the Director as soon as practicable after payment therefor.

     8.3. Payment of Purchase Price.

     8.3.1. Cash Payment. The Director shall make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

     8.3.2. Cashless Payment. The Director may, at the discretion of the Company, use Common Stock of the Company owned by him to pay the purchase price for the Option Shares by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Shares of Common Stock used for this purpose shall be valued at the Fair Market Value as defined in the 1993 Performance Equity Plan.

     8.3.3. [Intentionally Omitted]

     8.3.4. Exchange Act Compliance. Notwithstanding the foregoing, the Company shall have the right to reject payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in a "recapture" problem under Section 16(b) of the Securities Exchange Act of 1934; (ii) such shares of Common Stock may not be sold or transferred to the Company; or (iii) such transfer could create legal difficulties for the Company.

     9. Nonassignability. The Option shall not be assignable or transferable except by will or by the laws of descent and distribution in the event of the death of the Director. No transfer of the Option by the Director by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

     10. Company Representations. The Company hereby represents and warrants to the Director that:


          (i) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

          (ii) the Option Shares, when issued and delivered by the Company to the Director in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

     11. Director Representations. The Director hereby represents and warrants to the Company that


          (i) he is acquiring the Option and shall acquire the Option Shares for his own account and not with a view towards the distribution thereof;

          (ii) he has received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

          (iii) he understands that he must bear the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

          (iv) in his position with the Company, he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

          (v) he is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

          (vi) The certificates evidencing the Option Shares shall bear the following legends:

                           "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                           "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of December 6, 1995, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

     12. Restriction on Transfer of Option Shares. Anything in this Agreement to the contrary notwithstanding, the Director hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, and (ii) the Director has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

     13. Miscellaneous.

     13.1. Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

     13.2. Stockholder Rights. The Director shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

13.3. Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

     13.4. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Director and the Company.

     13.5. Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

     13.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Vermont (without regard to choice of law provisions).

     13.7. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

VERMONT PURE HOLDINGS, LTD.                        ADDRESS:
                                                   Route 66
                                                   Catamount Industrial Park
                                                   Randolph, Vermont 05060
By:                                                Attention: President
   ---------------------------------------

DIRECTOR:                                          ADDRESS:
                                                   117 Stage Harbor Road
                                                   P.O. Box 93
------------------------------------------         Chatham, Massachusetts  02633
DAVID PRESTON

                                                                      EXHIBIT A

                    FORM OF NOTICE OF EXERCISE OF OPTION DATE

------------------------
   DATE


Vermont Pure Holdings, Ltd.
Route 66
Catamount Industrial Park
Randolph, Vermont 05060

Attention: Stock Option Committee of
                  the Board of Directors


                  Re: Purchase of Option Shares


Gentlemen:

         In accordance with my Stock Option Agreement dated as of December 6, 1995 with Vermont Pure Holdings, Ltd. (the "Company"), I hereby irrevocably elect to exercise the right to purchase ____________ shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), which are being purchased for investment and not for resale.

         As payment for my shares, enclosed is (check and complete applicable box[es]):

              [ ] a [personal check] [certified check] [bank check] payable to the order of "Vermont Pure Holdings, Ltd." in the sum of $_______;

              [ ] confirmation of wire transfer in the amount of $______; and/or

              [ ] certificate for _______ shares of the Company's Common Stock, free and clear of any encumbrances, duly endorsed, having a Fair Market Value (as such term is defined in the Company's 1993 Performance Equity Plan) of $______________.

         Kindly forward to me my certificate at your earliest convenience.

Very truly yours,


---------------------                                   ---------------------
(Signature)                                             (Address)

---------------------                                   ---------------------
(Print Name)                                            (Address)

                                                        ---------------------
                                                        (Social Security Number)

                                  EXHIBIT 10.9

                           VERMONT PURE HOLDINGS, LTD.
                                   P.O. Box C
                             Randolph, Vermont 05060
                                  802-728-3600
                                Fax: 802-728-4614

                                                     As of September 12, 1997
Dear Option Holder:

         On September 12, 1997, the Board of Directors of Vermont Pure Holdings, Ltd. ("the Company") voted to grant you one or more new options (each, a "New Option") to purchase shares of the Company's common stock, $.001 par value per share (the "Common Stock"), at an exercise price of $2.50 per share, the fair market value of the Common Stock on the date of grant, in exchange for the surrender of one or more of your existing options (each, an "Old Option"). Each New Option is for at least as many shares as were covered by the corresponding Old Option; most New Options are for more shares, as described below. The purpose for this transaction was to ensure that a significant number of five-year options expiring in 1999 and 2000 are effectively extended for five additional years.

         Eligible option holders are those officers, directors and employees of the Company who hold stock options expiring before January 1, 2001. Only options expiring before that time are covered. The number of New Options was determined as follows: Subtract your Old Option exercise price per share from $2.50. If the answer is zero or less than zero (in other words, your Old Option exercise price is equal to or greater than $2.50 per share), your New Option will be for the same number of shares as your Old Option. If the answer is greater than zero (your Old Option exercise price per share is less than $2.50), multiply the number of shares subject to the Old Option by the difference in price, divide that amount by $2.50, and add the resulting number of shares to the number of shares previously covered by the Old Option. Information about your Old Options is at the end of this letter.

         If your Old Option was granted under a stock option plan of the Company, your New Option is likewise granted under a plan. If and to the extent that you are eligible under the tax laws for an incentive stock option (available only to employees), your New Option is structured as an incentive stock option. If your Old Option was a non-plan option, your New Option is likewise a non-plan option. You will be immediately vested under the New Option in the same percentage of shares as you were vested under the Old Option; the remaining shares, if any, will continue to vest under the same vesting schedule as in the Old Option. Except for the extended term, the option price and, in most cases, the number of shares, the other terms of the New Option are identical to the terms of your surrendered Old Option.

         Information about your options is set forth below. By signing the enclosed extra copy of this letter and returning it to Bruce MacDonald at the Company's offices in Randolph, you are terminating your Old Option(s) listed below. Your New Option(s) will be sent to you after we have received your letter. The deadline for receiving your letter is October 31, 1997. If you do not return your letter to us by then, your New Option(s) will be null and void.

         If you have any questions, feel free to contact me or Bruce MacDonald.

                                                      Very truly yours,

                                                      VERMONT PURE SPRINGS, LTD.
                                                      By:  Timothy G. Fallon
                                                      President

                         ATTACHMENT A - OPTION SCHEDULE

                              Name of Option Holder

                                  David Preston


    Number of Shares, Exercise Price and Expiration Date under OLD Option(s)
    ------------------------------------------------------------------------

                  20,000 shares\$1.75 per share\6 December 2000


                                Plan or Non-Plan

                                    Non-Plan


 Number of Shares (at the new Exercise Price of $2.50 per Share) and Expiration
 -------------------------------------------------------------------------------
                             Date of NEW Option(s)
                              ---------------------

                  26,000 shares\$2.50 per share\6 December 2005



                                    Signature

         In consideration for the New Option(s) described above and in the letter from Vermont Pure Holdings, Ltd. to me dated as of September 12, 1997 that accompanies this Option Schedule, I hereby agree that my Old Option(s) described above are terminated as of September 12, 1997 and that I have no further rights pursuant to the Old Option(s).



                           Signature:/s/ David Preston
                           Name: David Preston

                                  EXHIBIT 10.11

                           VERMONT PURE HOLDINGS, LTD.
                                   P.O. Box C
                             Randolph, Vermont 05060
                                  802-728-3600
                                Fax: 802-728-4614

                                                     As of September 12, 1997
Dear Option Holder:

         On September 12, 1997, the Board of Directors of Vermont Pure Holdings, Ltd. ("the Company") voted to grant you one or more new options (each, a "New Option") to purchase shares of the Company's common stock, $.001 par value per share (the "Common Stock"), at an exercise price of $2.50 per share, the fair market value of the Common Stock on the date of grant, in exchange for the surrender of one or more of your existing options (each, an "Old Option"). Each New Option is for at least as many shares as were covered by the corresponding Old Option; most New Options are for more shares, as described below. The purpose for this transaction was to ensure that a significant number of five-year options expiring in 1999 and 2000 are effectively extended for five additional years.

         Eligible option holders are those officers, directors and employees of the Company who hold stock options expiring before January 1, 2001. Only options expiring before that time are covered. The number of New Options was determined as follows: Subtract your Old Option exercise price per share from $2.50. If the answer is zero or less than zero (in other words, your Old Option exercise price is equal to or greater than $2.50 per share), your New Option will be for the same number of shares as your Old Option. If the answer is greater than zero (your Old Option exercise price per share is less than $2.50), multiply the number of shares subject to the Old Option by the difference in price, divide that amount by $2.50, and add the resulting number of shares to the number of shares previously covered by the Old Option. Information about your Old Options is at the end of this letter.

         If your Old Option was granted under a stock option plan of the Company, your New Option is likewise granted under a plan. If and to the extent that you are eligible under the tax laws for an incentive stock option (available only to employees), your New Option is structured as an incentive stock option. If your Old Option was a non-plan option, your New Option is likewise a non-plan option. You will be immediately vested under the New Option in the same percentage of shares as you were vested under the Old Option; the remaining shares, if any, will continue to vest under the same vesting schedule as in the Old Option. Except for the extended term, the option price and, in most cases, the number of shares, the other terms of the New Option are identical to the terms of your surrendered Old Option.

         Information about your options is set forth below. By signing the enclosed extra copy of this letter and returning it to Bruce MacDonald at the Company's offices in Randolph, you are terminating your Old Option(s) listed below. Your New Option(s) will be sent to you after we have received your letter. The deadline for receiving your letter is October 31, 1997. If you do not return your letter to us by then, your New Option(s) will be null and void.

         If you have any questions, feel free to contact me or Bruce MacDonald.

                                                      Very truly yours,

                                                      VERMONT PURE SPRINGS, LTD.
                                                      By:  Timothy G. Fallon
                                                           President

                         ATTACHMENT A - OPTION SCHEDULE

                              Name of Option Holder

                                  Richard Worth


    Number of Shares, Exercise Price and Expiration Date under OLD Option(s)
    ------------------------------------------------------------------------

                 20,000 shares\$2.25 per share\1 September 1999


                                Plan or Non-Plan

                                    Non-Plan


 Number of Shares (at the new Exercise Price of $2.50 per Share) and Expiration
 -------------------------------------------------------------------------------

                             Date of NEW Option(s)
                             ---------------------

                 22,000 shares\$2.50 per share\1 September 2004




                                    Signature

         In consideration for the New Option(s) described above and in the letter from Vermont Pure Holdings, Ltd. to me dated as of September 12, 1997 that accompanies this Option Schedule, I hereby agree that my Old Option(s) described above are terminated as of September 12, 1997 and that I have no further rights pursuant to the Old Option(s).



                           Signature:/s/ Richard Worth
                           Name: Richard Worth

                                  EXHIBIT 10.12

                      NON-INCENTIVE STOCK OPTION AGREEMENT

     AGREEMENT made as of July 24, 1996 by and between VERMONT PURE HOLDINGS, LTD., a Delaware corporation (the "Company"), and ROBERT C. GETCHELL (the "Director").

     WHEREAS, on July 24, 1996, the Board of Directors of the Company (the "Board") authorized the grant to the Director of an option (the "Option") to purchase an aggregate of 30,000 shares of the authorized but unissued Common Stock of the Company, $.001 par value (the "Common Stock"), conditioned upon the Director's acceptance thereof upon the terms and conditions set forth in this Agreement; and

     WHEREAS, the Director desires to acquire the option on the terms and conditions set forth in this Agreement;

     IT IS AGREED:

     1. Grant of Stock Option. The Company hereby grants the Director the Option to purchase all or any part of an aggregate of 30,000 shares of Common Stock (the "Option Shares") on the terms and conditions set forth herein.

     2. Non-Incentive Stock Option. The Option represented hereby is not intended to be an Option which qualifies as an "Incentive Stock Option" under
Section 422 of the Internal Revenue Code of 1986, as amended.

     3. Exercise Price. The exercise price of the Option shall be $2.50 per share, subject to adjustment as hereinafter provided.

     4. Exercisability. This Option is exercisable as follows: commencing July 24, 1997, the option is exercisable as to 10,000 Option Shares, commencing July 24, 1998, the Option is exercisable as to an additional 10,000 Option Shares and commencing July 24, 1999, the option is exercisable as to an additional 10,000 Option Shares, and shall remain exercisable, except as otherwise provided herein, until the close of business July 24, 2006 (the "Exercise Period").

     5. Effect of Death of Director. Upon the death of the Director, the vested portion of the Option as of the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Director under the will of the Director, for a period of one year from the date of such death or until the expiration of the Exercise Period, whichever period is shorter.

     6. Adjustments. If and to the extent that the number of issued shares of Common Stock shall be increased or reduced by recapitalization, reclassification, split-up, stock dividend, combination of shares, or any similar change in the Common Stock of the Company, the Company shall proportionally adjust the number and kind of Option Shares and the exercise price of the Option, to such extent and in such manner as shall as closely as possible maintain Optionee's proportionate interest in the Company and his rights hereunder; provided, however, that upon the dissolution or liquidation of the Company, or upon any merger, consolidation or other form of reorganization, or upon the sale of all or substantially all of the Company's assets, the Option may be terminated by the Company or its successor and be of no further effect.

     7. Method of Exercise.

     7.1. Notice to the Company. The Option shall be exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice.

     7.2. Delivery of Option Shares. The Company shall deliver a certificate for the Option Shares to the Director as soon as practicable after payment therefor.

     7.3. Payment of Purchase Price.

     7.3.1. Cash Payment. The Director shall make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

     7.3.2. Cashless Payment. The Director may, at the discretion of the Company, use Common Stock of the Company owned by him to pay the purchase price for the Option Shares by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Shares of Common Stock used for this purpose shall be valued at the Fair Market Value as defined in the 1993 Performance Equity Plan.

     7.3.3. Exchange Act Compliance. Notwithstanding the foregoing, the Company shall have the right to reject payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in a "recapture" problem under Section 16(b) of the Securities Exchange Act of 1934; (ii) such shares of Common Stock may not be sold or transferred to the Company; or (iii) such transfer could create legal difficulties for the Company.

     8. Nonassignability. The Option shall not be assignable or transferable except by will or by the laws of descent and distribution in the event of the death of the Director. No transfer of the Option by the Director by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

     9. Company Representations. The Company hereby represents and warrants to the Director that:

          (i) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

          (ii) the Option Shares, when issued and delivered by the Company to the Director in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

     10. Director Representations. The Director hereby represents and warrants to the Company that

          (i) he is acquiring the Option and shall acquire the Option Shares for his own account and not with a view towards the distribution thereof;

          (ii) he has received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

          (iii) he understands that he must bear the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

     (iv) in his position with the Company, he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

     (v) he is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

     (vi) The certificates evidencing the Option Shares shall bear the following legends:

                           "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                           "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of July 24, 1996, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

     11. Restriction on Transfer of Option Shares. Anything in this Agreement to the contrary notwithstanding, the Director hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, and (ii) the Director has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

     12. Change of Control. In the event of the acquisition of the Company's securities having 45% or more of the total voting power of all of the Company's equity securities then outstanding by any person or entity other than the Director and/or his affiliates or any member of a group which includes the Director or any of such Director's affiliates, then upon the Director's request, the option vesting periods hereunder shall be accelerated, the Option will immediately and entirely vest, and the Director immediately will have the right to purchase all Option Shares on the terms set forth in this Agreement.

     13. Miscellaneous.

     13.1. Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

     13.2. Stockholder Rights. The Director shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

     13.3. Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

     13.4. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Director and the Company.

     13.5. Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

     13.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Vermont (without regard to choice of law provisions).

     13.7. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

VERMONT PURE HOLDINGS, LTD.                            ADDRESS:
                                                       Route 66
                                                       Catamount Industrial Park
                                                       Randolph, Vermont 05060
By:_____________________________                       Attention: President

DIRECTOR:                                              ADDRESS:

                                                       15 Clarina Nichols Lane
______________________________                         Quechee, Vermont 05059
ROBERT C. GETCHELL

                                                                      EXHIBIT A
                    FORM OF NOTICE OF EXERCISE OF OPTION DATE

------------------------
              DATE

Vermont Pure Holdings, Ltd.
Route 66
Catamount Industrial Park
Randolph, Vermont 05060

Attention: Stock Option Committee of
                   the Board of Directors

                   Re: Purchase of Option Shares

Gentlemen:

         In accordance with my Stock Option Agreement dated as of July 24, 1996 with Vermont Pure Holdings, Ltd. (the "Company"), I hereby irrevocably elect to exercise the right to purchase __________________ shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), which are being purchased for investment and not for resale.

         As payment for my shares, enclosed is (check and complete applicable box[es]):

         [ ]      a [personal check] [certified check] [bank check] payable to the order of "Vermont Pure Holdings, Ltd." in the sum of $____________;

         [ ]      confirmation of wire transfer in the amount of $_____________;
         and/or

         [ ]      certificate for _____ shares of the Company's Common Stock, free and clear of any encumbrances, duly endorsed, having a Fair Market Value (as such term is defined in the Company's 1993 Performance Equity
         Plan) of $_________________

         Kindly forward to me my certificate at your earliest convenience. Very truly yours,


------------------------                    --------------------------
(Signature)                                 (Address)

--------------------------                  ---------------------------
(Print Name)                                (Address)

                                            ----------------------------
                                            (Social Security Number)

                                  EXHIBIT 10.13

                      NON-INCENTIVE STOCK OPTION AGREEMENT

     AGREEMENT made as of July 24, 1996 by and between VERMONT PURE HOLDINGS, LTD., a Delaware corporation (the "Company"), and BEAT SCHLAGENHAUF (the "Director").

     WHEREAS, on July 24, 1996, the Board of Directors of the Company (the "Board") authorized the grant to the Director of an option (the "Option") to purchase an aggregate of 30,000 shares of the authorized but unissued Common Stock of the Company, $.001 par value (the "Common Stock"), conditioned upon the Director's acceptance thereof upon the terms and conditions set forth in this Agreement; and

     WHEREAS, the Director desires to acquire the Option on the terms and conditions set forth in this Agreement;

     IT IS AGREED:

     1. Grant of Stock Option. The Company hereby grants the Director the Option to purchase all or any part of an aggregate of 30,000 shares of Common Stock (the "Option Shares") on the terms and conditions set forth herein.

     2. Non-Incentive Stock Option. The Option represented hereby is not intended to be an Option which qualifies as an "Incentive Stock Option" under
Section 422 of the Internal Revenue Code of 1986, as amended.

     3. Exercise Price. The exercise price of the option shall be $2.50 per share, subject to adjustment as hereinafter provided.

     4. Exercisability. This Option is exercisable as follows: commencing July 24, 1997, the Option is exercisable as to 10,000 Option Shares, commencing July 24, 1998, the Option is exercisable as to an additional 10,000 Option Shares and commencing July 24, 1999, the Option is exercisable as to an additional 10,000 Option Shares, and shall remain exercisable, except as otherwise provided herein, until the close of business July 24, 2006 (the "Exercise Period").

     5. Effect of Death of Director. Upon the death of the Director, the vested portion of the Option as of the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Director under the will of the Director, for a period of one year from the date of such death or until the expiration of the Exercise Period, whichever period is shorter.

     6. Adjustments. If and to the extent that the number of issued shares of Common Stock shall be increased or reduced by recapitalization, reclassification, split-up, stock dividend, combination of shares, or any similar change in the Common Stock of the Company, the Company shall proportionally adjust the number and kind of Option Shares and the exercise price of the Option, to such extent and in such manner as shall as closely as possible maintain Optionee's proportionate interest in the Company and his rights hereunder; provided, however, that upon the dissolution or liquidation of the Company, or upon any merger, consolidation or other form of reorganization, or upon the sale of all or substantially all of the Company's assets, the Option may be terminated by the Company or its successor and be of no further effect.

     7. Method of Exercise.

     7.1 Notice to the Company. The Option shall be exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice.

     7.2. Delivery of Option Shares. The Company shall deliver a certificate for the Option Shares to the Director as soon as practicable after payment therefor.

     7.3. Payment of Purchase Price.

     7.3.1. Cash Payment. The Director shall make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

     7.3.2. Cashless Payment. The Director may, at the discretion of the Company, use Common Stock of the Company owned by him to pay the purchase price for the Option Shares by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Shares of Common Stock used for this purpose shall be valued at the Fair Market Value as defined in the 1993 Performance Equity Plan.

     7.3.3. Exchange Act Compliance. Notwithstanding the foregoing, the Company shall have the right to reject payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in a "recapture" problem under Section 16(b) of the Securities Exchange Act of 1934; (ii) such shares of Common Stock may not be sold or transferred to the Company; or (iii) such transfer could create legal difficulties for the Company.

     8. Nonassignability. The Option shall not be assignable or transferable except by will or by the laws of descent and distribution in the event of the death of the Director. No transfer of the Option by the Director by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

     9. Company Representations. The Company hereby represents and warrants to the Director that:

          (i) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

          (ii) the Option Shares, when issued and delivered by the Company to the Director in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

     10. Director Representations. The Director hereby represents and warrants to the Company that


          (i) he is acquiring the Option and shall acquire the Option Shares for his own account and not with a view towards the distribution thereof;

          (ii) he has received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

          (iii) he understands that he must bear the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

          (iv) in his position with the Company, he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

          (v) he is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

          (vi) The certificates evidencing the Option Shares shall bear the following legends:

                           "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                           "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of July 24, 1996, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

     11. Restriction on Transfer of Option Shares. Anything in this Agreement to the contrary notwithstanding, the Director hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, and (ii) the Director has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

     12. Change of Control. In the event of the acquisition of the Company's securities having 45% or more of the total voting power of all of the Company's equity securities then outstanding by any person or entity other than the Director and/or his affiliates or any member of a group which includes the Director or any of such Director's affiliates, then upon the Director's request, the option vesting periods hereunder shall be accelerated, the Option will immediately and entirely vest, and the Director immediately will have the right to purchase all Option Shares on the terms set forth in this Agreement.

     13. Miscellaneous.

     13.1. Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

     13.2. Stockholder Rights. The Director shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the option.

     13.3. Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate ---------------- or be construed as a waiver of any other or subsequent breach.

     13.4. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Director and the Company.

     13.5. Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

     13.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Vermont (without regard to choice of law provisions).

     13.7. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

VERMONT PURE HOLDINGS, LTD.                            ADDRESS:
                                                       Route 66
                                                       Catamount Industrial Park
                                                       Randolph, Vermont 05060
By:                                                    Attention: President
   -----------------------------------------------



DI                                                     ADDRESS:
                                                       Parkring 57
                                                       8027 Zurich, SWITZERLAND
-------------------------------------------------
BEAT SCHLAGENHAUF

                                                                      EXHIBIT A
                    FORM OF NOTICE OF EXERCISE OF OPTION DATE


                      DATE


Vermont Pure Holdings, Ltd.
Route 66
Catamount Industrial Park
Randolph, Vermont 05060

Attention: Stock Option Committee of
                  the Board of Directors

                  Re: Purchase of Option Shares

Gentlemen:
         In accordance with my Stock Option Agreement dated as of July 24, 1996 with Vermont Pure Holdings, Ltd. (the "Company"), I hereby irrevocably elect to exercise the right to purchase ___________ shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), which are being purchased for investment and not for resale.

         [ ]      a [personal check] [certified check] [bank check] payable to the order of "Vermont Pure Holdings, Ltd." in the sum of $____________;

         [ ]      confirmation of wire transfer in the amount of $_____________;
         and/or

         [ ]      certificate for _____ shares of the Company's Common Stock, free and clear of any encumbrances, duly endorsed, having a Fair Market Value (as such term is defined in the Company's 1993 Performance Equity
         Plan) of $_________________

         Kindly forward to me my certificate at your earliest convenience. Very truly yours,


         Kindly forward to me my certificate at your earliest convenience.

Very truly yours,


---------------------                                  ---------------------
(Signature)                                            (Address)

---------------------                                  ---------------------
(Print Name)                                           (Address)

                                                       ---------------------
                                                       (Social Security Number)

                                  EXHIBIT 10.14

                      NON-INCENTIVE STOCK OPTION AGREEMENT

     AGREEMENT made as of July 24, 1996 by and between VERMONT PURE HOLDINGS, LTD., a Delaware corporation (the "Company"), and NORMAN E. RICKARD (the "Director").

     WHEREAS, on July 24, 1996, the Board of Directors of the Company (the "Board") authorized the grant to the Director of an option (the "Option") to purchase an aggregate of 30,000 shares of the authorized but unissued Common Stock of the Company, $.001 par value (the "Common Stock"), conditioned upon the Director's acceptance thereof upon the terms and conditions set forth in this Agreement; and

     WHEREAS, the Director desires to acquire the Option on the terms and conditions set forth in this Agreement;

     IT IS AGREED:

     1. Grant of Stock Option. The Company hereby grants the Director the Option to purchase all or any part of an aggregate of 30,000 shares of Common Stock (the "Option Shares") on the terms and conditions set forth herein.

     2. Non-Incentive Stock Option. The Option represented hereby is not intended to be an Option which qualifies as an "Incentive Stock Option" under
Section 422 of the Internal Revenue Code of 1986, as amended.

     3. Exercise Price. The exercise price of the option shall be $2.50 per share, subject to adjustment as hereinafter provided.

     4. Exercisability. This Option is exercisable as follows: commencing July 24, 1997, the Option is exercisable as to 10,000 Option Shares, commencing July 24, 1998, the Option is exercisable as to an additional 10,000 Option Shares and commencing July 24, 1999, the option is exercisable as to an additional 10,000 Option Shares, and shall remain exercisable, except as otherwise provided herein, until the close of business July 24, 2006 (the "Exercise Period").

     5. Effect of Death of Director. Upon the death of the Director, the vested portion of the Option as of the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Director under the will of the Director, for a period of one year from the date of such death or until the expiration of the Exercise Period, whichever period is shorter.

     6. Adjustments. If and to the extent that the number of issued shares of Common Stock shall be increased or reduced by recapitalization, reclassification, split-up, stock dividend, combination of shares, or any similar change in the Common Stock of the Company, the Company shall proportionally adjust the number and kind of Option Shares and the exercise price of the Option, to such extent and in such manner as shall as closely as possible maintain Optionee's proportionate interest in the Company and his rights hereunder; provided, however, that upon the dissolution or liquidation of the Company, or upon any merger, consolidation or other form of reorganization, or upon the sale of all or substantially all of the Company's assets, the Option may be terminated by the Company or its successor and be of no further effect.

     7. Method of Exercise.

     7.1. Notice to the Company. The Option shall be exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice.

     7.2. Delivery of Option Shares. The Company shall deliver a certificate for the Option Shares to the Director as soon as practicable after payment therefor.

     7.3. Payment of Purchase Price.

     7.3.1. Cash Payment. The Director shall make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

     7.3.2. Cashless Payment. The Director may, at the discretion of the Company, use Common Stock of the Company owned by him to pay the purchase price for the Option Shares by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Shares of Common Stock used for this purpose shall be valued at the Fair Market Value as defined in the 1993 Performance Equity Plan.

     7.3.3. Exchange Act Compliance. Notwithstanding the foregoing, the Company shall have the right to reject payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in a "recapture" problem under Section 16(b) of the Securities Exchange Act of 1934; (ii) such shares of Common Stock may not be sold or transferred to the Company; or (iii) such transfer could create legal difficulties for the Company.

     8. Nonassignability. The Option shall not be assignable or transferable except by will or by the laws of descent and distribution in the event of the death of the Director. No transfer of the Option by the Director by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

      9. Company Representations. The Company hereby represents and warrants to the Director that:


          (i) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

          (ii) the Option Shares, when issued and delivered by the Company to the Director in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

     10. Director Representations. The Director hereby represents and warrants to the Company that


          (i) he is acquiring the Option and shall acquire the Option Shares for his own account and not with a view towards the distribution thereof;

          (ii) he has received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

          (iii) he understands that he must bear the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

          (iv) in his position with the Company, he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

          (v) he is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

          (vi) The certificates evidencing the Option Shares shall bear the following legends:

                           "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                           "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of December 6, 1995, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

     11. Restriction on Transfer of Option Shares. Anything in this Agreement to the contrary notwithstanding, the Director hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, and (ii) the Director has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

     12 Change of Control. In the event of the acquisition of the Company's securities having 45% or more of the total voting power of all of the Company's equity securities then outstanding by any person or entity other than the Director and/or his affiliates or any member of a group which includes the Director or any of such Director's affiliates, then upon the Director's request, the option vesting periods hereunder shall be accelerated, the Option will immediately and entirely vest, and the Director immediately will have the right to purchase all Option Shares on the terms set forth in this Agreement.

     13. Miscellaneous.

     13.1. Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

     13.2. Stockholder Rights. The Director shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

     13.3. Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

     13.4. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Director and the Company.

     13.5. Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

     13.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Vermont (without regard to choice of law provisions).

     13.7. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

VERMONT PURE HOLDINGS, LTD.                            ADDRESS:
                                                       Route 66
                                                       Catamount Industrial Park
                                                       Randolph, Vermont 05060
By:_____________________________                       Attention: President

DIRECTOR:                                              ADDRESS:
                                                       1 Bretton Ridge Road
______________________________                         Mt. Kisco, New York 10549
RICHARD WORTH

                                                                      EXHIBIT A


                    FORM OF NOTICE OF EXERCISE OF OPTION DATE

------------------------
         DATE

Vermont Pure Holdings, Ltd.
Route 66
Catamount Industrial Park
Randolph, Vermont 05060

Attention: Stock Option Committee of
                   the Board of Directors

                  Re: Purchase of Option Shares

Gentlemen:

         In accordance with my Stock Option Agreement dated as of July 24, 1996 with Vermont Pure Holdings, Ltd. (the "Company"), I hereby irrevocably elect to exercise the right to purchase __________________ shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), which are being purchased for investment and not for resale.

         As payment for my shares, enclosed is (check and complete applicable box[es]):

         [ ]      a [personal check] [certified check] [bank check] payable to the order of "Vermont Pure Holdings, Ltd." in the sum of $____________;

         [ ]      confirmation of wire transfer in the amount of $_____________;
         and/or

         [ ]      certificate for _____ shares of the Company's Common Stock, free and clear of any encumbrances, duly endorsed, having a Fair Market Value (as such term is defined in the Company's 1993 Performance Equity
         Plan) of $_________________.

         Kindly forward to me my certificate at your earliest convenience.

         Very truly yours,

------------------------                    --------------------------
(Signature)                                 (Address)

--------------------------                  ---------------------------
(Print Name)                                (Address)

                                            ----------------------------
                                            (Social Security Number)

                                  EXHIBIT 10.15

                      NON-INCENTIVE STOCK OPTION AGREEMENT

     AGREEMENT made as of July 24, 1996 by and between VERMONT PURE HOLDINGS, LTD., a Delaware corporation (the "Company"), and DAVID R. PRESTON (the "Director").

     WHEREAS, on July 24, 1996, the Board of Directors of the Company (the "Board") authorized the grant to the Director of an option (the "Option") to purchase an aggregate of 30,000 shares of the authorized but unissued Common Stock of the Company, $.001 par value (the "Common Stock"), conditioned upon the Director's acceptance thereof upon the terms and conditions set forth in this Agreement; and

     WHEREAS, the Director desires to acquire the option on the terms and conditions set forth in this Agreement;

     IT IS AGREED:

     1. Grant of Stock Option. The Company hereby grants the Director the Option to purchase all or any part of an aggregate of 30,000 shares of Common Stock (the "Option Shares") on the terms and conditions set forth herein.

     2. Non-Incentive Stock Option. The Option represented hereby is not intended to be an Option which qualifies as an "Incentive Stock Option" under
Section 422 of the Internal Revenue Code of 1986, as amended.

     3. Exercise Price. The exercise price of the option shall be $2.50 per share, subject to adjustment as hereinafter provided.

     4 Exercisability. This Option is exercisable as follows: commencing July 24, 1997, the Option is exercisable as to 10,000 Option Shares, commencing July 24, 1998, the Option is exercisable as to an additional 10,000 Option Shares and commencing July 24, 1999, the Option is exercisable as to an additional 10,000 Option Shares, and shall remain exercisable, except as otherwise provided herein, until the close of business July 24, 2006 (the "Exercise Period").

     5. Effect of Death of Director. Upon the death of the Director, the vested portion of the Option as of the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Director under the will of the Director, for a period of one year from the date of such death or until the expiration of the Exercise Period, whichever period is shorter.

     6. Adjustments. If and to the extent that the number of issued shares of Common Stock shall be increased or reduced by recapitalization, reclassification, split-up, stock dividend, combination of shares, or any similar change in the Common Stock of the Company, the Company shall proportionally adjust the number and kind of Option Shares and the exercise price of the Option, to such extent and in such manner as shall as closely as possible maintain Optionee's proportionate interest in the Company and his rights hereunder; provided, however, that upon the dissolution or liquidation of the Company, or upon any merger, consolidation or other form of reorganization, or upon the sale of all or substantially all of the Company's assets, the Option may be terminated by the Company or its successor and be of no further effect.

     7. Method of Exercise.

     7.1. Notice to the Company. The Option shall be exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice.

     7.2. Delivery of Option Shares. The Company shall deliver a certificate for the Option Shares to the Director as soon as practicable after payment therefor.

     7.3. Payment of Purchase Price.

     7.3.1. Cash Payment. The Director shall make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

     7.3.2. Cashless Payment. The Director may, at the discretion of the Company, use Common Stock of the Company owned by him to pay the purchase price for the Option Shares by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Shares of Common Stock used for this purpose shall be valued at the Fair Market Value as defined in the 1993 Performance Equity Plan.

     7.3.3. Exchange Act Compliance. Notwithstanding the foregoing, the Company shall have the right to reject payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in a "recapture" problem under Section 16(b) of the Securities Exchange Act of 1934; (ii) such shares of Common Stock may not be sold or transferred to the Company; or (iii) such transfer could create legal difficulties for the Company.

     8. Nonassignability. The Option shall not be assignable or transferable except by will or by the laws of descent and distribution in the event of the death of the Director. No transfer of the Option by the Director by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

      9. Company Representations. The Company hereby represents and warrants to the Director that:


          (i) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

          (ii) the Option Shares, when issued and delivered by the Company to the Director in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

     10. Director Representations. The Director hereby represents and warrants to the Company that


          (i) he is acquiring the Option and shall acquire the Option Shares for his own account and not with a view towards the distribution thereof;

          (ii) he has received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

          (iii) he understands that he must bear the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

          (iv) in his position with the Company, he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

          (v) he is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

          (vi) The certificates evidencing the Option Shares shall bear the following legends:

                           "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                           "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of December 6, 1995, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

     11. Restriction on Transfer of Option Shares. Anything in this Agreement to the contrary notwithstanding, the Director hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, and (ii) the Director has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

     12 Change of Control. In the event of the acquisition of the Company's securities having 45% or more of the total voting power of all of the Company's equity securities then outstanding by any person or entity other than the Director and/or his affiliates or any member of a group which includes the Director or any of such Director's affiliates, then upon the Director's request, the option vesting periods hereunder shall be accelerated, the Option will immediately and entirely vest, and the Director immediately will have the right to purchase all Option Shares on the terms set forth in this Agreement.

     13. Miscellaneous.

     13.1. Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this

Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

     13.2. Stockholder Rights. The Director shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

     13.3. Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

     13.4. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Director and the Company.

     13.5. Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

     13.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Vermont (without regard to choice of law provisions).

     13.7. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

VERMONT PURE HOLDINGS, LTD.                         ADDRESS:
                                                    Route 66
                                                    Catamount Industrial Park
                                                    Randolph, Vermont 05060
By:_____________________________                    Attention: President

DIRECTOR:                                           ADDRESS:

                                                    117 State Harbor Road
                                                    P.O. Box 93
________________________________                    Chatham, Massachusetts 02633
DAVID R. PRESTON

                                                                      EXHIBIT A

                    FORM OF NOTICE OF EXERCISE OF OPTION DATE

------------------------
               DATE

Vermont Pure Holdings, Ltd.
Route 66
Catamount Industrial Park
Randolph, Vermont 05060

Attention:        Stock Option Committee of the Board of Directors

         Re:      Purchase of Option Shares

Gentlemen:

         In accordance with my Stock Option Agreement dated as of July 24, 1996 with Vermont Pure Holdings, Ltd. (the "Company"), I hereby irrevocably elect to exercise the right to purchase __________________ shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), which are being purchased for investment and not for resale.

         As payment for my shares, enclosed is (check and complete applicable box[es]):

         [ ]       a [personal check] [certified check] [bank check] payable to the order of "Vermont Pure Holdings, Ltd." in the sum of $____________;

         [ ]      confirmation of wire transfer in the amount of $_____________;
         and/or

         [ ]         certificate for _____ shares of the Company's Common Stock, free and clear of any encumbrances, duly endorsed, having a Fair Market Value (as such term is defined in the Company's 1993 Performance Equity
         Plan) of $_________________.

         Kindly forward to me my certificate at your earliest convenience.

         Very truly yours,



------------------------                                ------------------------
(Signature)                                             (Address)

------------------------                                ------------------------
(Print Name)                                            (Address)

                                                        ------------------------
                                                        (Social Security Number)

                                  EXHIBIT 10.16

                      NON-INCENTIVE STOCK OPTION AGREEMENT

     AGREEMENT  made as of July 24, 1996 by and between  VERMONT PURE  HOLDINGS,
LTD.,  a  Delaware   corporation  (the   "Company"),   and  RICHARD  WORTH  (the
"Director").

     WHEREAS, on July 24, 1996, the Board of Directors of the Company (the "Board") authorized the grant to the Director of an option (the "Option") to purchase an aggregate of 30,000 shares of the authorized but unissued Common Stock of the Company, $.001 par value (the "Common Stock"), conditioned upon the Director's acceptance thereof upon the terms and conditions set forth in this Agreement; and

     WHEREAS, the Director desires to acquire the Option on the terms and conditions set forth in this Agreement;

         IT IS AGREED:

     1. Grant of Stock Option. The Company hereby grants the Director the Option to purchase all or any part of an aggregate of 30,000 shares of Common Stock (the "Option Shares") on the terms and conditions set forth herein.

     2. Non-Incentive Stock Option. The Option represented hereby is not intended to be an Option which qualifies as an "Incentive Stock Option" under
Section 422 of the Internal Revenue Code of 1986, as amended.

     3. Exercise Price. The exercise price of the option shall be $2.50 per share, subject to adjustment as hereinafter provided.

     4. Exercisability. This Option is exercisable as follows: commencing July 24, 1997, the Option is exercisable as to 10,000 Option Shares, commencing July 24, 1998, the Option is exercisable as to an additional 10,000 Option Shares and commencing July 24, 1999, the Option is exercisable as to an additional 10,000 Option Shares, and shall remain exercisable, except as otherwise provided herein, until the close of business July 24, 2006 (the "Exercise Period").

     5. Effect of Death of Director. Upon the death of the Director, the vested portion of the Option as of the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Director under the will of the Director, for a period of one year from the date of such death or until the expiration of the Exercise Period, whichever period is shorter.

     6. Adjustments. If and to the extent that the number of issued shares of Common Stock shall be increased or reduced by recapitalization, reclassification, split-up, stock dividend, combination of shares, or any similar change in the Common Stock of the Company, the Company shall proportionally adjust the number and kind of Option Shares and the exercise price of the Option, to such extent and in such manner as shall as closely as possible maintain Optionee's proportionate interest in the Company and his rights hereunder; provided, however, that upon the dissolution or liquidation of the Company, or upon any merger, consolidation or other form of reorganization, or upon the sale of all or substantially all of the Company's assets, the Option may be terminated by the Company or its successor and be of no further effect.

     7. Method of Exercise.

     7.1. Notice to the Company. The Option shall be exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A

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

directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice.

     7.2. Delivery of Option Shares. The Company shall deliver a certificate for the Option Shares to the Director as soon as practicable after payment therefor.

     7.3. Payment of Purchase Price.

     7.3.1. Cash Payment. The Director shall make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

     7.3.2. Cashless Payment. The Director may, at the discretion of the Company, use Common Stock of the Company owned by him to pay the purchase price for the Option Shares by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Shares of Common Stock used for this purpose shall be valued at the Fair Market Value as defined in the 1993 Performance Equity Plan.

     7.3.3. Exchange Act Compliance. Notwithstanding the foregoing, the Company shall have the right to reject payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in a "recapture" problem under Section 16(b) of the Securities Exchange Act of 1934; (ii) such shares of Common Stock may not be sold or transferred to the Company; or (iii) such transfer could create legal difficulties for the Company.

     8. Nonassignability. The Option shall not be assignable or transferable except by will or by the laws of descent and distribution in the event of the death of the Director. No transfer of the Option by the Director by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

      9. Company Representations. The Company hereby represents and warrants to the Director that:


          (i) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

          (ii) the Option Shares, when issued and delivered by the Company to the Director in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

     10. Director Representations. The Director hereby represents and warrants to the Company that


          (i) he is acquiring the Option and shall acquire the Option Shares for his own account and not with a view towards the distribution thereof;

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

          (ii) he has received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

          (iii) he understands that he must bear the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

          (iv) in his position with the Company, he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

          (v) he is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

          (vi) The certificates evidencing the Option Shares shall bear the following legends:

                           "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                           "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of December 6, 1995, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

     11. Restriction on Transfer of Option Shares. Anything in this Agreement to the contrary notwithstanding, the Director hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, and (ii) the Director has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

     12 Change of Control. In the event of the acquisition of the Company's securities having 45% or more of the total voting power of all of the Company's equity securities then outstanding by any person or entity other than the Director and/or his affiliates or any member of a group which includes the Director or any of such Director's affiliates, then upon the Director's request, the option vesting periods hereunder shall be accelerated, the Option will immediately and entirely vest, and the Director immediately will have the right to purchase all Option Shares on the terms set forth in this Agreement.



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     13. Miscellaneous.

     13.1. Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

     13.2. Stockholder Rights. The Director shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

     13.3. Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

     13.4. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Director and the Company.

     13.5. Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

     13.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Vermont (without regard to choice of law provisions).

     13.7. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.



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         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

VERMONT PURE HOLDINGS, LTD.                          ADDRESS:
                                                     Route 66
                                                     Catamount Industrial Park
                                                     Randolph, Vermont 05060
By:_____________________________                     Attention: President

DIRECTOR:                                            ADDRESS:

                                                     c/o R.W. Frookies, Inc.
                                                     The Bay Complex, Bay Street
______________________________                       Sag Harbor, New York  11963
RICHARD WORTH



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                                                                       EXHIBIT A


                    FORM OF NOTICE OF EXERCISE OF OPTION DATE

------------------------
        DATE

Vermont Pure Holdings, Ltd.
Route 66
Catamount Industrial Park
Randolph, Vermont 05060

Attention: Stock Option Committee of
                   the Board of Directors

                  Re: Purchase of Option Shares

Gentlemen:

         In accordance with my Stock Option Agreement dated as of July 24, 1996 with Vermont Pure Holdings, Ltd. (the "Company"), I hereby irrevocably elect to exercise the right to purchase __________________ shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), which are being purchased for investment and not for resale.

         As payment for my shares, enclosed is (check and complete applicable box[es]):

         [ ]      a [personal check] [certified check] [bank check] payable to the order of "Vermont Pure Holdings, Ltd." in the sum of $____________;

         [ ]      confirmation of wire transfer in the amount of $_____________;
          and/or

         [ ]      certificate for _____ shares of the Company's Common Stock, free and clear of any encumbrances, duly endorsed, having a Fair Market Value (as such term is defined in the Company's 1993 Performance Equity
         Plan) of $_________________.

         Kindly forward to me my certificate at your earliest convenience. Very truly yours,

------------------------                    --------------------------
(Signature)                                 (Address)

--------------------------                  ---------------------------
(Print Name)                                (Address)

                                            ----------------------------
                                            (Social Security Number)



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